EXHIBIT 99.5

Cullman Savings Bank Logo

YOU ARE CORDIALLY INVITED

to a Community Investors Meeting

to learn more about the Reorganization of

Cullman Savings Bank and the stock offering of

Cullman Bancorp, Inc.

Senior executives of Cullman Savings Bank and its investment bankers will present information and answer your questions about the Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan and Prospectus, as well as about the business and operations of Cullman Savings Bank.

Date #1	Date #2
Venue Location	Venue Location
Address	Address
Time	Time

Stock Information Center

312 2nd Avenue, S.W., Cullman, AL

Days and Times TBT.

Phone TBT

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

Cullman Savings Bank Logo

                 , 2009

Dear Friend:

We are pleased to announce that Cullman Savings Bank is reorganizing into the mutual holding company structure, subject to approval by the members of Cullman Savings Bank. In connection with the reorganization, Cullman Bancorp, Inc., a newly-formed mid-tier holding company for Cullman Savings Bank, is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Reorganization and Stock Issuance.

Because we believe you may be interested in learning more about the merits of Cullman Bancorp, Inc. common stock as an investment, we are sending you the following materials which describe the reorganization and stock offering.

PROSPECTUS: This document provides detailed information about Cullman Savings Bank’s operations and the proposed reorganization and offering of Cullman Bancorp, Inc. common stock.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by             , Central Standard Time, on                  , 2009.

As a friend of Cullman Savings Bank, you will have the opportunity to buy common stock directly from Cullman Bancorp, Inc. in the offering without paying a commission or fee. If you have any questions regarding the reorganization and stock offering, please visit our Stock Information Center located at 312 2nd Avenue S.W., Cullman, Alabama, or call us at             . The Stock Information center is open <Days and Hours To Be Determined>, except bank holidays.

We are pleased to offer you this opportunity to become a stockholder of Cullman Bancorp, Inc.

Sincerely,

John A. Riley III

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Cullman Savings Bank Logo

                 , 2009

Dear Member:

We are pleased to announce that Cullman Savings Bank is reorganizing into the mutual holding company structure, subject to approval by the members of Cullman Savings Bank. In connection with the reorganization, Cullman Bancorp, Inc., a newly-formed mid-tier holding company for Cullman Savings Bank, is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Reorganization and Stock Issuance.

To accomplish this reorganization, we need your participation in an important vote. Enclosed are a proxy statement and a prospectus describing the Plan of Reorganization and Stock Issuance and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Also enclosed is your proxy card, which is the detachable section on top of the Stock Order and Certification Form bearing your name and address. Regardless of whether you wish to buy stock, this proxy card should be signed, dated, and returned to us prior to the special meeting of members on                  , 2009. Please take a moment now to sign and date the enclosed proxy card(s) and return them to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the Reorganization will offer a number of advantages, such as an opportunity for depositors of Cullman Savings Bank to become stockholders of Cullman Bancorp, Inc. Please remember:

•	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

•	Members have a right, but not an obligation, to buy Cullman Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

•	Like all stock, shares of Cullman Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

The enclosed prospectus contains a complete discussion of the reorganization and stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of Cullman Bancorp, Inc., we must receive your Stock Order and Certification Form and payment prior to             , Central Standard Time, on                  , 2009.

If you have any questions regarding the reorganization and stock offering, please visit our Stock Information Center located at 312 2nd Avenue S.W., Cullman, Alabama, or call us at             . The Stock Information center is open <Days and Hours To Be Determined>, except bank holidays.

Sincerely,

John A. Riley III

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Cullman Savings Bank Logo

                 , 2009

Dear Member:

We are pleased to announce that Cullman Savings Bank is reorganizing into the mutual holding company structure, subject to approval by the members of Cullman Savings Bank. In connection with the reorganization, Cullman Bancorp, Inc., a newly-formed mid-tier holding company for Cullman Savings Bank, is offering common stock in a subscription and community offering pursuant to a Plan of Reorganization and Stock Issuance.

Unfortunately, Cullman Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical for reasons of cost or otherwise. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Cullman Bancorp, Inc.

However, as a member of Cullman Savings Bank you have the right to vote on the Plan of Reorganization and Stock Issuance at the Special Meeting of Members to be held on                  , 2009. Enclosed is a proxy statement describing the Plan of Reorganization and Stock Issuance, your voting rights and proxy cards. YOUR VOTE IS VERY IMPORTANT. Your proxy card(s) should be signed and returned to us prior to the special meeting of members on                  , 2009. Please take a moment now to sign the enclosed proxy card(s) and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the Reorganization will offer a number of advantages. Please remember:

•	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

I invite you to attend the Special Meeting on                  , 2009. Whether or not you are able to attend, please complete the enclosed proxy card(s) and return it in the enclosed envelope.

Sincerely,

John A. Riley III

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Cullman Savings Bank Logo

                 , 2009

Dear Prospective Investor:

We are pleased to announce that Cullman Savings Bank is reorganizing into the mutual holding company structure. In connection with the reorganization, Cullman Bancorp, Inc., the newly-formed mid-tier holding company for Cullman Savings Bank, is offering common stock in a subscription and community offering pursuant to a Plan of Reorganization and Stock Issuance.

We have enclosed the following materials that will help you learn more about the merits of Cullman Bancorp, Inc. common stock as an investment. Please read the enclosed materials carefully.

PROSPECTUS: This document provides detailed information about Cullman Savings Bank’s operations and a complete discussion of the proposed reorganization and stock offering of Cullman Bancorp, Inc.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by             , Central Standard Time, on                  , 2009.

We invite you and other community members to become stockholders of Cullman Bancorp, Inc. Through this offering you have the opportunity to buy stock directly from Cullman Bancorp, Inc. without paying a commission or a fee.

If you have any questions regarding the reorganization and stock offering, please visit our Stock Information Center located at 312 2nd Avenue S.W., Cullman, Alabama, or call us at             . The Stock Information center is open <Days and Hours To Be Determined>, except bank holidays.

Sincerely,

John A. Riley III

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                 , 2009

To Members and Friends

of Cullman Savings Bank

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, is assisting Cullman Bancorp, Inc, the proposed mid-tier stock holding company for Cullman Savings Bank, in offering shares of its common stock in a subscription and community offering pursuant to its Plan of Reorganization and Stock Issuance.

At the request of Cullman Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Cullman Bancorp, Inc. common stock being offered to members of Cullman Savings Bank and various other persons until             , Central Standard Time, on                  , 2009. Please read the enclosed offering materials carefully, including the prospectus, for a complete discussion of the reorganization and stock offering. Cullman Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions regarding the reorganization and stock offering, please visit our Stock Information Center located at 312 2nd Avenue S.W., Cullman, Alabama, or call us at             . The Stock Information center is open <Days and Hours To Be Determined>, except bank holidays.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists The opportunist may tell you that he or she is a lawyer or a consultant or a professional investor or some similarly impressive tale who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

[Logo Cullman Savings Bank]

PROXY GRAM

PLEASE VOTE TODAY

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Cullman Savings Bank into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting “Against” the Reorganization

Your Board of Directors Unanimously Recommends a Vote “FOR” the Reorganization.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

John A. Riley III

President and Chief Executive Officer

Cullman Savings Bank

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call             .

[Logo Cullman Savings Bank]

PROXY GRAM II

PLEASE VOTE TODAY

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Cullman Savings Bank into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting “Against” the Reorganization

Your Board of Directors Unanimously Recommends a Vote “FOR” the Reorganization.

Our Reasons for the Corporate Change

As a Mutual Institution:

- There is no authority to issue capital stock and thus no access to this market source of equity capital.

- Earnings from year to year are the only source of generating capital.

Under a Mutual Holding Company structure, we will be able to:

- Structure our business in a form that will enable us to access capital markets.

- Support future lending and operational growth.

- Better attract and retain qualified directors and management through stock-based compensation plans.

- Support future branching activities and/or the acquisition of other financial institutions or financial services companies.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

John A. Riley III

President and Chief Executive Officer

Cullman Savings Bank

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call             .

{logo} Cullman Savings Bank

Proxy Gram III

Month, Date Year

Dear Valued Cullman Savings Bank Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to reorganize Cullman Savings Bank into the mutual holding company structure. This reorganization will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies.

As of the date of this letter, your vote on our Plan of Reorganization and Stock Issuance has not yet been received. Your Board of Directors unanimously recommends a vote “FOR” the Plan of Reorganization and Stock Issuance.

If you have already mailed your proxy, please accept our thanks and disregard this request. If you have not yet voted your proxy card, we would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. Our meeting on             , 2009 is fast approaching and we’d like to receive your vote as soon as possible.

Voting FOR the reorganization does not affect the terms or insurance on your accounts. For further information please call our Stock Information Center at             .

Best regards and thank you,

John A. Riley III

President and Chief Executive Officer

FACTS ABOUT THE REORGANIZATION

The Board of Directors of Cullman Savings Bank unanimously adopted a Plan of Reorganization and Stock Issuance to reorganize into a mutual holding company structure. As a result of the reorganization, Cullman Bancorp, Inc. will become the federally chartered parent holding company of Cullman Savings Bank, and Cullman Bancorp, Inc. will be 55.0% owned by Cullman Savings Bank, MHC. In connection with the reorganization, Cullman Bancorp, Inc. is offering a minority of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Stock Issuance. Cullman Savings Bank, MHC will be the majority stockholder of the common stock of Cullman Bancorp, Inc. after the reorganization. The depositors of Cullman Savings Bank will be the members of Cullman Savings Bank, MHC.

This brochure answers some of the most frequently asked questions about the reorganization and about your opportunity to invest in Cullman Bancorp, Inc.

Investment in the stock of Cullman Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHAT IS THE PURPOSE OF THE REORGANIZATION?

The primary reasons for the Plan of Reorganization and Stock Issuance are to provide Cullman Savings Bank with an additional source of capital to better serve the needs of the local community through: increasing our lending capacity to support new loans and higher lending limits; increasing our capital base; allowing us to grow and enhance our profitability; and improving our ability to manage capital, which may include paying cash dividends.

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum legal limit. Your deposit account is not being converted to stock.

DO DEPOSITORS HAVE TO BUY STOCK?

No. However, the reorganization will allow Cullman Savings Bank depositors an opportunity to buy stock and become stockholders of Cullman Bancorp, Inc.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

Certain past and current members of Cullman Savings Bank and the Cullman Bancorp, Inc. employee stock ownership plan.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

Cullman Bancorp, Inc. is offering through the Prospectus between              and              shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to              shares as a result of regulatory considerations or changes in financial markets.

HOW MUCH STOCK MAY I BUY?

The minimum order is 25 shares or $250. No person may purchase more than              shares or $             of common stock in the subscription offering, and no person together with associates of and persons acting in concert with such persons may purchase more than              shares or $             of common stock.

HOW DO I ORDER STOCK?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by Cullman Savings Bank prior to             , Central Standard Time, on                  , 2009.

HOW MAY I PAY FOR MY SHARES OF STOCK?

First, you may pay for stock by check or money order. Interest will be paid by Cullman Savings Bank on these funds at the passbook savings rate from the day the funds are received until the reorganization is completed or terminated. You may also authorize us to withdraw funds from your Cullman Savings Bank savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the reorganization is completed or terminated. Cullman Savings Bank will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY CULLMAN SAVINGS BANK IRA?

Potentially; however, you must establish a self-directed IRA at a brokerage firm or trust department to which you can transfer a portion or all of your IRA at Cullman Savings Bank that will enable such purchase. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as such transactions take time.

MAY I OBTAIN A LOAN FROM CULLMAN SAVINGS BANK TO PAY FOR THE STOCK?

No. Regulations do not allow Cullman Savings Bank to make loans for this purpose, nor may you use a Cullman Savings Bank line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?

No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an “oversubscription,” regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the section of the Prospectus titled, “The Reorganization and Stock Offering” for a detailed description of allocation procedures.

If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at Cullman Savings Bank’s passbook savings rate. If payment was to be made by withdrawal from a Cullman Savings Bank deposit account, excess funds will remain in that account.

WILL THE STOCK BE INSURED?

No. Like any other common stock, Cullman Bancorp, Inc.’s stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

Following the offering, Cullman Bancorp, Inc.’s Board of Directors will have authority to declare and pay cash dividends. However, we do not intend initially to pay dividends on our common stock.

HOW WILL THE STOCK BE TRADED?

We expect that our common stock will be quoted on the Over-the-Counter Bulletin Board.

ARE OFFICERS AND DIRECTORS OF CULLMAN SAVINGS BANK PLANNING TO PURCHASE STOCK?

Yes! Cullman Savings Bank’s senior officers and directors plan to purchase, in the aggregate, $             worth of stock.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.

SHOULD I VOTE?

Yes. Your “FOR” vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE! FAILURE TO RETURN YOUR PROXY CARDS HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy, you may do so by giving notice at the special meeting.

Stock Information Center

(            )             -

Cullman Bancorp, Inc.

Cullman, AL

Hours (except bank holidays)

- TBT -

The Reorganization

and

Stock Issuance

QUESTIONS

&

ANSWERS

[Cullman Bancorp, Inc.

Logo]

The proposed mid-tier stock holding company for Cullman Savings Bank

The shares of common stock being offered are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.